FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Appoints Len DeBenedictis as Chief Technical Officer; and
Michael Poole as Vice President of North American Sales

BRISBANE, Calif., January 5, 2011-- Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today announced the appointment of Len DeBenedictis as Chief Technical Officer and Michael Poole as Vice President of North American Sales.

Kevin Connors, President and CEO of Cutera stated, “We are excited to have Len in this critical role leading our research and product development efforts. He has over 20 years of laser and light-based industry experience, including most recently serving as Chief Technology Officer at Solta Medical, Inc., that acquired Reliant Technologies in 2008, where Len was a co-founder.    We are committed to developing innovative solutions for the aesthetics market and Len has an outstanding background to lead our research and development efforts.  Len is an internationally respected inventor with approximately 25 issued US patents and 55 pending patents. His addition complements and further strengthens our existing team and reflects our continued commitment to investing in product research and development.”

“Scott Davenport, who has been with Cutera since 2003, will continue in his role as Vice President of Research and Development and will report to Len. Scott, with his key technical and leadership skills, has been instrumental with many product introductions, including, the recent launch of the Genesis Plus and the upcoming vascular product launch at the American Academy of Dermatology next month.”

“We are also pleased to announce the return of Michael Poole as Vice President of North American sales.  He has over 17 years of a broad range of sales experience, a solid track record of sales and leadership success, and an in-depth knowledge of the laser and light-based industry. Most recently, Michael served as Director of US Sales with Syneron Medical Ltd. Prior to that, he was with Cutera from 2004 to 2008, first as an accomplished sales representative and then was promoted into sales management. Michael takes over from Chris West, who has returned to Japan in an expanded role to lead our Pacific Rim operations, which have become an increasingly important part of our business.  We appreciate Chris’ leadership and support in managing North American sales since July 2009, while continuing to achieve record revenue in Japan.  With these changes, we have significantly strengthened our distribution channels in these regions of the world.”

Mr. Connors concluded, “We are pleased to have both Len and Michael join our executive management team and believe they help position us for growth in 2011 and beyond.”

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the impact of hiring new management on Cutera's ability to develop and commercialize existing and new products and applications and expectations regarding the growth of our company are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements are described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 1, 2010. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
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